                                                                    EXHIBIT 99.3

                                                        Contact: Brian K. Miller
                                                        Vice President - Finance
                                                        Tyler Technologies, Inc.
                                                                  (214) 547-4020
                                                   bmiller@tylertechnologies.com

                                                           FOR IMMEDIATE RELEASE


        TYLER TECHNOLOGIES REPORTS RECORD QUARTERLY REVENUES AND EARNINGS

                      BOARD APPROVES STOCK REPURCHASE PLAN


DALLAS, TEXAS, OCTOBER 31, 2002 -- Dallas-based Tyler Technologies, Inc. (NYSE:
TYL) today reported record quarterly revenues and earnings for the three months ended September 30, 2002. Tyler provides a broad array of software products and related professional services to meet the information management needs of counties, cities, schools and other local government offices nationwide.

Revenues for the quarter ended September 30, 2002 increased 22% to $34.7 million from $28.4 million in the quarter ended September 30, 2001. For the third quarter of 2002, EBITDA, or earnings from continuing operations before interest, income taxes, depreciation and amortization, increased 45% to $5.1 million, or $0.10 per diluted share, from $3.5 million, or $0.07 per diluted share, for the third quarter of 2001.

Income from continuing operations before income taxes for the quarter ended September 30, 2002 increased to $2.9 million, compared to $614,000 in the same quarter of 2001. Net income for the third quarter of 2002 grew to $1.7 million, or $0.04 per share, from $228,000, or $0.00 per share, for the third quarter of 2001.

For the nine months ended September 30, 2002, revenues from continuing operations increased 12% to $96.7 million from $86.7 million in 2001. Income from continuing operations before income taxes for the first nine months of 2002 was $6.0 million, compared to pretax income of $502,000 in the first nine months of 2001. Net income for the nine months ended September 30, 2002 was $3.6 million, or $0.07 per share, compared to net income of $71,000, or $0.00 per share, for the nine months ended September 30, 2001.

EBITDA for the nine months ended September 30, 2002 was $12.3 million, or $0.25 per share, an increase of 42% compared to EBITDA of $8.6 million, or $0.18 per share, for the same period of 2001.

"The third quarter of 2002 was another quarter of solid financial performance for Tyler Technologies, with results in line with our expectations," commented John M. Yeaman, Tyler's President and Chief Executive Officer. "Our revenues and net income from continuing operations for the quarter were records for the Company, an exceptional achievement in the current economic climate."



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Tyler Technologies Reports Record Quarterly Revenues and Earnings
October 31, 2002
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"Once again, strong software license revenues, particularly those related to our proprietary software products, paced our growth. Total software license revenues showed a 28% increase over the third quarter of last year and were up 27% for the first nine months of 2002. In fact, this quarter was our second highest ever in terms of software license revenue, second only to the Y2K-related peak in the fourth quarter of 1999. Revenues from our proprietary software products, as opposed to resale of third-party products, increased 40% for the quarter and 38% for the first nine months of the year."

"Tyler's gross profit margin for the quarter improved to 35.5% from 34.9% last year. We are also pleased to report that our SG&A expense as a percentage of revenues for the third quarter of 2002 declined to 24.6%, an improvement of nearly two full percentage points from the same quarter of last year. We achieved this reduction in SG&A costs despite legal expenses associated with our litigation with H.T.E., Inc., which was resolved in Tyler's favor in September. Our quarterly net income increased seven-fold over the same quarter of last year, and our earnings per share of $0.04 were in line with expectations. Cash flow for the quarter was once again very good, as we generated $7.4 million of cash from operations and free cash flow of nearly $5 million, after capital expenditures. Our strong cash position enabled us to repurchase 1.1 million shares of Tyler common stock for $4 million in cash during the quarter, and we ended the quarter with $10.5 million in cash."

Mr. Yeaman added, "We expect that the fourth quarter of 2002 will continue our trend of year-over-year improvement in our operating results. While Tyler is not immune to the effects of tough economic conditions, we continue to see an active market in the local government IT sector, and our pipeline of new business is good. Our competitive position in the marketplace is stronger than ever, as evidenced by the continuing positive trend in our software license revenues and by recent new contract awards that expand our geographic reach and build our presence in larger cities and counties, such as Denver, CO and Allegheny County, PA."

"Our earnings guidance for the year 2002 remains unchanged," continued Mr. Yeaman, "with expected earnings per share from continuing operations for the year of $0.12 to $0.13 and expected EBITDA of $17- $19 million. With an increased focus on higher-margin software revenues, we expect that revenue growth for the full year will most likely be in the 10-12% range."

Tyler also announced that it has exercised its option to repurchase an additional 400,000 shares of Tyler common stock by assigning to eiStream, LLC Tyler's rights and obligations under a Data License and Update Agreement associated with its discontinued property records business. eiStream is an affiliate of William D. Oates, a former director of Tyler. Accordingly, effective October 30, 2002, the 400,000 shares of Tyler common stock are deemed no longer outstanding.

The Company also announced that its Board of Directors has authorized the repurchase of up to 1,000,000 additional shares of Tyler common stock. The shares will be repurchased from time to time in the open market or through negotiated transactions. The amount and timing of purchases under the program will depend upon a number of factors, including the price and availability of the Company's shares and general market conditions. The repurchased shares may be reserved for later reissue in connection with employee benefit plans and other general corporate purposes. Tyler currently has approximately 46.2 million shares of common stock outstanding.


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Tyler Technologies Reports Record Quarterly Revenues and Earnings
October 31, 2002
Page 3



Tyler Technologies has scheduled a conference call for today at 10:30 a.m. Central Time, to discuss the Company's third quarter 2002 earnings. The conference call can be accessed by visiting the Company's homepage at http://www.tylertechnologies.com or at http://www.companyboardroom.com. A replay will be available on each of those Web sites following the conference call.

Based in Dallas, Tyler Technologies is a leading provider of end-to-end information management solutions and services for local governments. Tyler partners with clients to make local government more accessible to the public, more responsive to needs of citizens, and more efficient in its operations. Tyler's client base includes nearly 6,000 local government offices in 49 states, Canada and Puerto Rico. More information about Tyler Technologies can be found on the World Wide Web at www.tylertechnologies.com.

Tyler Technologies, Inc. has included in this press release "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning its business and operations. Tyler Technologies expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any change in its expectations. These expectations and the related statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, changes in competition, changes in general economic conditions, changes in the budgets and regulatory environments of the Company's customers, risks associated with the development of new products and the enhancement of existing products, the ability to attract and retain qualified personnel, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

                          (Comparative results follow)

                                      ####



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                            TYLER TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)


                                                  Three Months Ended September 30,    Nine Months Ended September 30,
                                                  --------------------------------    -------------------------------
                                                      2002               2001             2002               2001
                                                  -------------     --------------    ------------      -------------
Revenues                                           $     34,693     $     28,435      $     96,665      $     86,684
Cost of revenues                                         22,381           18,515            62,911            58,011
                                                   ------------     ------------      ------------      ------------

Gross profit                                             12,312            9,920            33,754            28,673

Selling, general and administrative expenses              8,546            7,508            25,322            22,635
Amortization of acquisition intangibles(1)                  832            1,721             2,497             5,177
Interest expense (income), net                               12               77               (20)              359
                                                   ------------     ------------      ------------      ------------

Income from continuing operations
   before income taxes                                    2,922              614             5,955               502
Income tax provision                                      1,183              363             2,364               393
                                                   ------------     ------------      ------------      ------------

Income from continuing operations                         1,739              251             3,591               109

Loss from disposal of discontinued operations,
   net of income taxes                                       --              (23)               --               (38)
                                                   ------------     ------------      ------------      ------------

Net income                                         $      1,739     $        228      $      3,591      $         71
                                                   ============     ============      ============      ============

Basic earnings (loss) per common share:
   Continuing operations                           $       0.04     $       0.01      $       0.08      $       0.00
   Discontinued operations                                   --            (0.01)               --             (0.00)
                                                   ------------     ------------      ------------      ------------

Net earnings per common share                      $       0.04     $       0.00      $       0.08      $       0.00
                                                   ============     ============      ============      ============

Diluted earnings (loss) per common share:
   Continuing operations                           $       0.04     $       0.01      $       0.07      $       0.00
   Discontinued operations                                   --            (0.01)               --             (0.00)
                                                   ------------     ------------      ------------      ------------

Net earnings per common share                      $       0.04     $       0.00      $       0.07      $       0.00
                                                   ============     ============      ============      ============

EBITDA (2)                                         $      5,071     $      3,501      $     12,290      $      8,632
EBITDA per diluted share                           $       0.10     $       0.07      $       0.25      $       0.18

Weighted average common shares outstanding:
   Basic                                                 47,173           47,171            47,401            47,167
   Diluted                                               49,372           48,396            49,833            47,667



(1) Effective January 1, 2002, Tyler adopted the provisions of SFAS No. 142 "Goodwill and Other Intangible Assets". Under the new standard, goodwill and intangible assets with indefinite useful lives are no longer amortized but instead tested for impairment at least annually. In accordance with the new standard, results of operations for 2001 are reported under the previous accounting standards for goodwill and intangible assets. Amortization expense related to goodwill (including assembled workforce subsumed into goodwill) no longer expensed under the new standard was $895,000 ($651,000 after tax), or $0.02 per share, for the three months ended September 30, 2001, and $2.7 million ($1.8 million after tax), or $0.04 per share, for the nine months ended September 30, 2001.


(2) EBITDA consists of income from continuing operations before interest, income taxes, depreciation, amortization and recovery of acquisition costs previously expensed ($235,000 in the second quarter of 2001). Although EBITDA is not calculated in accordance with accounting principles generally accepted in the United States, the Company believes that EBITDA is widely used as a measure of operating performance. Nevertheless, the measure should not be considered in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with accounting principles generally accepted in the United States. In addition, since all companies do not calculate EBITDA in the same manner, this measure may not be comparable to similarly titled measures reported by other companies.

                            TYLER TECHNOLOGIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)




                                                SEPTEMBER 30,    DECEMBER 31,
                                                   2002              2001
                                                ------------     ------------
                                                (unaudited)
ASSETS

Current assets
     Cash and cash equivalents                  $     10,534     $      5,271
     Accounts receivable, net                         32,543           35,256
     Other current assets                              2,982            3,674
     Deferred income taxes                             1,329            1,329
                                                ------------     ------------
           Total current assets                       47,388           45,530

Property, plant and equipment, net                     6,934            6,967
Investment securities available-for-sale              20,228           11,238
Goodwill and other intangibles, net                   82,743           82,211
Other assets                                             461            1,234
                                                ------------     ------------

Total assets                                    $    157,754     $    147,180
                                                ============     ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities                             $     40,728     $     39,811
Long-term obligations, less current portion            2,566            2,910
Deferred income taxes                                  4,755            3,575
Shareholders' equity                                 109,705          100,884
                                                ------------     ------------

Total liabilities and shareholders' equity      $    157,754     $    147,180
                                                ============     ============